AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2004

                                           REGISTRATION NO. ___- __________
===============================================================================
                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                    -----------------------------------

                                  FORM S-8


                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------


                           TELEWEST GLOBAL, INC.
           (Exact name of registrant as specified in its charter)

         DELAWARE                                       59-3778247
     (State or other                                 (I.R.S. Employer
     jurisdiction of                              Identification Number)
     incorporation or
      organization)

                         160 GREAT PORTLAND STREET
                               LONDON W1W 5QA
                               UNITED KINGDOM
                  (Address of principal executive offices)

              TELEWEST GLOBAL, INC. 2004 STOCK INCENTIVE PLAN
                          (Full title of the plan)



                               CT CORPORATION
                             1209 ORANGE STREET
                            WILMINGTON, DE 19801
                  (Name and address of agent for service)

                               (302) 658-7581
       (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE

========================================== ================ =================== ================== ======================
                                            AMOUNT TO BE     PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF SECURITIES               REGISTERED       OFFERING PRICE         AGGREGATE           AMOUNT OF
            TO BE REGISTERED                   (1)(2)         PER SHARE (3)       OFFERING PRICE     REGISTRATION FEE
------------------------------------------ ---------------- ------------------- ------------------ ----------------------

Common Stock, par value $.01 per share       24,500,000           $10.00          $245,000,000          $31,041.50
                                               shares
========================================== ================ =================== ================== ======================

(1) This Registration Statement covers 24,500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Telewest Global, Inc. that may be issued pursuant to the Telewest Global, Inc. 2004 Stock Incentive Plan.

(2) Includes such additional number of shares as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act").

(3) Pursuant to Rule 457(h)(i) of the Securities Act, the registration fee was calculated using the book value of the securities ($10 per share) since there is no current market for the securities to be offered.

EXPLANATORY NOTE

     This Form S-8 Registration Statement relates to an aggregate of 24,500,000 shares of our Common Stock which may be offered pursuant to the Telewest Global, Inc. 2004 Stock Incentive Plan.


                                   PART I

     The documents containing information specified by Part I of this Registration Statement will be sent or given to participants in the Telewest Global, Inc. 2004 Stock Incentive Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     References to "us," "our," "we" and "the Company" shall mean Telewest Global, Inc., a Delaware corporation.

                                  PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any subsequent filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering:

     (a) The shareholders' circular and prospectus included in our Registration Statement on Form S-4 filed with the SEC on April 28, 2004 (File No. 333-110815), which contains the audited financial statements of Telewest Communications plc, which is our parent corporation as of the date hereof and to whose business we will succeed pursuant to a financial restructuring expected to be completed on July 16, 2004, for the period ended December 31, 2003 and a description of our Common Stock.

     (b) Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed with the SEC on June 14, 2004; and

     (c)  Our  Current  Report  on Form 8-K,  filed  with the SEC on July 9,
          2004.

     Item 4. Description of Securities

     Not applicable.

     Item 5. Interests of Named Experts and Counsel

     Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP.

     Item 6. Indemnification of Directors and Officers

     Subject to restrictions imposed by law, our directors are indemnified by us against certain liabilities incurred by them in the execution of their duties and the exercise of their powers, authority and discretion. Telewest Communications plc ("Telewest") currently purchases and maintains, and following the effective date of the Telewest restructurings (as discussed more fully in the material incorporated by reference in Item 3 of this filing), we or one of our subsidiaries will purchase and maintain, insurance that, subject to policy terms and limits of coverage, indemnifies present and former directors of the Company, against certain liabilities incurred by them as directors and officers.

     Our charter requires us to indemnify our current and former directors and officers against certain liabilities to the fullest extent permitted by law. Our by-laws also provide that we may purchase and maintain insurance on behalf of any of our directors, officers or agents. We have also entered into indemnification agreements with our directors and officers. Telewest has agreed, through to the effective date of the financial restructuring of Telewest, to contribute or otherwise supply sufficient funds to us to enable us to meet any claims (including, without limitation, claims for reimbursement of expenses) to indemnify our directors and officers under our certificate of incorporation and by-laws and under any contractual agreement with such directors and executive officers disclosed in, or contemplated by the transactions described in our Registration Statement on Form S-4, filed with the SEC on April 28, 2004.

     Item 7. Exemption from Registration Claimed

          Not applicable.

     Item 8. Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1 Restated Certificate of Incorporation of Telewest Global, Inc. (incorporated by reference to our Registration Statement on Form S-4 as filed with the SEC on April 28, 2004 (Registration No. 333-110815)).

4.2 Restated By-laws of Telewest Global, Inc. (incorporated by reference to our Registration Statement on Form S-4 as filed with the SEC on April 28, 2004 (Registration No. 333-110815)).

4.3            Form of Certificate of Common Stock of Telewest Global, Inc.
               (incorporated by reference to our Registration Statement on Form S-4 as filed with the SEC on April 28, 2004
               (Registration No. 333-110815)).

4.4 Rights Agreement, dated March 25, 2004, between Telewest Global, Inc. and The Bank of New York, a New York trust company (incorporated by reference to our Registration Statement on Form S-4 as filed with the SEC on April 28, 2004 (Registration No. 333-110815)).

4.5*           Telewest Global, Inc. 2004 Stock Incentive Plan.

5.1* Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

23.1* Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2*          Consent of KPMG Audit plc.

23.3*          Consent of KPMG Audit plc.

24.1* Power of Attorney (included on the signature page included in this Part II).

--------------------

*    filed herewith

     Item 9. Undertakings

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided,  however, that the undertakings set forth in paragraphs
          (i) and (ii) above do not apply if the information required to be included in such post-effective amendment is contained in periodic reports filed or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on July 9, 2004.

                                            Telewest Global, Inc.

                                            By: /s/ Barry R. Elson
                                               --------------------------------
                                                 Barry R. Elson
                                                 Acting Chief Executive Officer



                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That each of the undersigned officers and directors of Telewest Global, Inc., a Delaware corporation, hereby constitute and appoint Stephen Cook and Neil Smith, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all additional registration statements pursuant to Instruction E to Form S-8, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                                    Date
---------                                   -----                                                    ----

                                            President, Acting Chief Executive
By:  /s/ Barry R. Elson                     Officer and Director                                 July 9, 2004
     ----------------------                 (Principal Executive Officer)
 Barry R. Elson



By:   /s/ Neil Smith                        Chief Financial Officer                              July 9, 2004
     ---------------                        (Principal Financial and Accounting
   Neil Smith                               Officer)



By:   /s/ William Connors                   Director                                             July 9, 2004
     --------------------
   William Connors



By:   /s/ John H. Duerden                   Director                                             July 9, 2004
     ------------------------
  John H. Duerden



By:  /s/ Marnie S. Gordon                   Director                                             July 9, 2004
     ------------------------
  Marnie S. Gordon



By:   /s/ Donald S. La Vigne                Director                                             July 9, 2004
     -----------------------
   Donald S. La Vigne



By:  /s/ Michael McGuiness                  Director                                             July 9, 2004
     ------------------------
  Michael McGuiness



By:   /s/ Steven R. Skinner                 Director                                             July 9, 2004
     -----------------------
   Steven R. Skinner



By:   /s/ Anthony (Cob) Stenham             Director                                             July 9, 2004
     -----------------------------
   Anthony (Cob) Stenham



                             Index to Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1 Restated Certificate of Incorporation of Telewest Global, Inc. (incorporated by reference to our Registration Statement on Form S-4 as filed with the SEC on April 28, 2004 (Registration No. 333-110815)).

4.2 Restated By-laws of Telewest Global, Inc. (incorporated by reference to our Registration Statement on Form S-4 as filed with the SEC on April 28, 2004 (Registration No. 333-110815)).

4.3            Form of Certificate of Common Stock of Telewest Global, Inc.
               (incorporated by reference to our Registration Statement on Form S-4 as filed with the SEC on April 28, 2004
               (Registration No. 333-110815)).

4.4 Rights Agreement, dated March 25, 2004, between Telewest Global, Inc. and The Bank of New York, a New York trust company (incorporated by reference to our Registration Statement on Form S-4 as filed with the SEC on April 28, 2004 (Registration No. 333-110815)).

4.5*           Telewest Global, Inc. 2004 Stock Incentive Plan.

5.1* Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.

23.1* Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2*          Consent of KPMG Audit plc.

23.3*          Consent of KPMG Audit plc.

24.1* Power of Attorney (included on the signature page included in this Part II).

--------------------

*    filed herewith